Exhibit 14.1

                         Revenue Code Section 403(b)(7)
                             tax sheltered accounts

                                                                 ANSWERS TO YOUR
                                                             QUESTIONS REGARDING
                                                                          403(b)

What is a 403(b) plan?

403(b) is a section of the Internal Revenue Code which permits a tax-sheltered retirement program for employees of non-profit organizations defined in section 501(c)(3) and 170(b)(i)(A)(ii) of the Internal Revenue Code. A non-profit organization is defined as a corporation, fund, or foundation organized and operated exclusively for religious, charitable, scientific, testing for public safety, or educational purposes. Some examples are hospitals, public school systems and humane associations.


Who is eligible to participate in a 403(b) plan?

Employees of the non-profit organizations described above are eligible to participate in a 403(b) plan. Under a 403(b) plan, contributions made on behalf of an individual must be invested in a mutual fund or an annuity.


What are the advantages of investing in a 403(b) plan?

*The employee has a tax-favored means for setting aside retirement savings out of current income. Contributions and earnings compound tax deferred until they are withdrawn, usually when the individual is in a lower tax bracket.

*Your principal investment as well as any earnings are vested immediately.

*Benefits are usually distributed at retirement when you are in a lower tax bracket and standard deductions are increased.


How do I contribute to a 403(b) plan?

You instruct your employer to make the contributions from future income to a 403(b) plan on your behalf. Contributions may be deducted from your salary or they may be derived by foregoing an increase in pay. The salary reduction may be expressed as a specific number of dollars per year or per pay period, or it may be expressed as a percentage of pay.

How do I establish a 403(b) plan?

Your employer must complete the Employer Adoption Agreement. You must sign a Salary Reduction Agreement which describes the amount of compensation to be contributed to your 403(b) plan. Remember, 403(b) contributions pertain to compensation for the taxable year after the Salary Reduction Agreement is signed. Contributions cannot be derived from funds previously received by the employee (i.e., past earnings, savings).


How are my contributions invested?

Contributions are directed to the Phoenix Funds by your employer. We will invest the funds as you direct on your Employee Adoption Agreement form.


How much can I contribute to a 403(b) plan?

Contributions cannot exceed a specified limit known as the exclusion allowance. The employee's exclusion allowance for a taxable year is the lesser of $9,500 or 20 percent of includable compensation for that year, multiplied by the number of years of service, and reduced by the total contributions paid in prior taxable years to other retirement plans. We have included a Salary Reduction Worksheet in this booklet in order to help you calculate your contribution amount.


May I increase/decrease my contributions at any time?

An employee is permitted only one agreement in any given taxable calendar year. The contributions may be increased/decreased on, or after, the first day of the next taxable year. The Salary Reduction Agreement may be terminated at any time with respect to unearned compensation.


When can I begin taking distributions from my plan?

Distribution of your 403(b) funds can be taken without penalty for any of the following reasons:

A.   Attaining age 59-1/2.
B. Terminating employment with your current organization and taking periodic payments over your lifetime or life expectancy, or over joint lives or life expectancy of you and your designated beneficiary.
C.   Death.
D.   Becoming disabled.
E. Experiencing financial hardship. (limited to amounts that do not exceed medical expense deduction)*
F. Having attained age 55, separating from service, and having met 403(b) early retirement requirement guidelines.
G. Rollover of distributions within 60 days of receipt to an IRA or another 403(b)(7).
H.   Pursuant to "qualified domestic relations order" (divorce proceedings).

*Any funds withdrawn for other types of financial hardship will be subject to a 10% penalty income tax.

You must begin taking distributions from your plan when you reach age 70-1/2.

How are distributions made?

You direct how your distributions are to be made. Distributions can be made in a lump sum payment, spread over your life expectancy or spread over the combined life expectancy of you and your beneficiary(ies).


How would my distributions be taxed?

All distributions are taxed as ordinary income. State income tax laws may differ. You should contact your state concerning taxation of your 403(b) distributions.


What if I change employers; can I continue to contribute?

Yes, but only if your new employer opens a 403(b) plan for you.

As another alternative, proceeds may be transferred to an IRA account, or you may set up a tax-deferred IRA rollover account.

You may not make contributions to a 403(b) account on your own.


What investment funds are available to me under the 403(b) plan?

The following Phoenix Funds are available to meet your 403(b) investment needs:

A. High Yield Fund* - Seeks high current income; capital growth is a secondary objective. This Series invests primarily in a diversified portfolio of high yield fixed income securities.

B. High Quality Bond Fund* - Seeks income and appreciation of capital. This Series invests primarily in publicly-traded investment quality debt securities.

C. U.S. Government Securities Fund* - Seeks a high level of current income consistent with safety of principal. This Series invests solely in securities which are issued or guaranteed by the U.S. Government or its agencies and instrumentalities and backed by the full faith and credit of the United States (U.S. Government Securities).

D. Balanced Fund* - Seeks reasonable income, long-term capital growth and conservation of capital. This Series invests primarily in common stocks and fixed income securities, with emphasis on income-producing securities which appear to have a potential for capital enhancement.

E. Convertible Fund* - Seeks income and the potential for capital appreciation, objectives which are considered as relatively equal. This Series invests at least 65 percent of its total assets (exclusive of cash and government securities) in debt securities and preferred stocks which are convertible into, or carry the right to purchase, common stock or other equity securities. This Series may employ leveraging techniques by borrowing money and using such funds to increase its investments in securities above the amounts otherwise possible.

F. Growth Fund* - Seeks long-term appreciation of capital. Since income is not an objective, any income generated by the investment of this Series' assets will be incidental to its objective. This Series invests primarily in the common stocks of companies believed by the advisor to have appreciation potential.

G. Stock Fund* - Seeks appreciation of capital through the use of aggressive investment techniques. This Series invests primarily in common stocks believed by management to have a substantial potential for capital growth without being subject to unreasonable risks.

H. Total Return Fund** - Seeks the highest total return consistent with reasonable risk. The Fund invests primarily in stocks, bonds and money market instruments and may adjust the proportion of assets invested in the different types of securities whenever, in the opinion of the advisor, the adjustment will contribute to attaining the investment objective.

I. Phoenix Money Market Fund - Seeks as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity. It is intended that this Series will invest primarily in a portfolio of high-grade money market instruments generally maturing in less than one year.


What if my investment objectives change?

The Phoenix 403(b)(7) Tax-Sheltered Account allows you to transfer your investment within the Phoenix Family of Funds free of charge. Transfers may be subject to certain limitations contained in the Phoenix Funds Prospectuses.

 *A Series of the Phoenix Series Fund

**Phoenix Total Return Fund, Inc.

                                                                         PHOENIX
                                                           TAX-SHELTERED ACCOUNT
                                                                SALARY REDUCTION
                                                   ANNUAL CONTRIBUTION WORKSHEET

SALARY REDUCTION WORKSHEETS

The following 403(b) Salary Reduction Worksheets were designed to assist you in calculating your maximum annual employee salary reduction contribution. The worksheet helps you determine the amount to be contributed for one year only. It is important for you to review this information with your tax advisor to be certain that your contributions will not exceed allowable limitations. Legal or tax advice is not provided by the custodian, the sponsor of the Phoenix Tax-Sheltered Account 403(b)(7), or their agents.

These worksheets will not apply to you if your present employer contributes to a 403(b) account on your behalf, other than by salary reduction. In addition, these worksheets may not be appropriate if:

A.   You are a church employee.

B. You will make salary reduction contributions to other retirement plans (another 403(b), 401(k), SEP-IRA, 457 Deferred Compensation Plan) in this calendar year.

C.   You are a part-time employee.

1. $__________ = Annual compensation this calendar year with current employer (before salary reduction).

2. __________ = Years of service with current employer (full and fractional years from date hired to end of current calendar year.)
     If less than one year, use one year.

3. $__________ = Total of all past contributions made to any nontaxable retirement plan by you and your present employer during the above years of service. This includes you and your employer's past contributions to any retirement plan including this and other 403(b) plans, State Retirement Plans, 401(k), or SEP-IRA.*

4.   $__________ = __________ multiplied by __________.
               (amount on line 1)      (number on line 2)

5.   $__________ = __________ multiplied by 5.
               (amount on line 3)

6.   $__________ = __________ minus __________.
               (amount on line 4)   (amount on line 5)

7.    __________ = __________ plus 5.
               (number on line 2)

8.   $__________ = __________ divided by __________ = Basic Exclusion
               (amount on line 6)    (amount on line 7)   Allowance

9.   $__________ = __________ multiplied by 20% = Maximum Annual
               (amount on line 1)                   Addition

Note: If the number on line 2 is less than 15, skip lines 10-13 and enter $9,500 on line 14.

*If you have contributed to a 457 Deferred Compensation plan in the past, be sure to consult with your tax advisor as your years of service may need to be adjusted.

10.  $__________ = __________ multiplied by $5,000
               (number on line 2)

11. $__________ = Total of all salary reduction contributions made to any 403(b) plans by your present employer (but not including present year contributions).

12.  $__________ = __________ minus __________.
               (number on line 10)  (number on line 11)
               (If less than zero, use zero.)

13. $__________ = The lesser of $3,000 or the amount on line 12 = Special catch-up salary reduction amount. This is subject to a lifetime limitation of $15,000.

14.  $__________ = __________ plus $9,500 = Dollar Limitation
               (amount on line 13)

15.  $__________ = The lesser of lines 8, 9 or 14 = Maximum Allowable
                                                      Contribution.

An employee of an educational institution, home health service and certain church organizations who wants to contribute more than the exclusion allowance calculated on the previous page can use one of three special options. The option selected is irrevocable; no other option may be selected in any other year. However, an individual may elect to use the amount on line 15 instead of the selected alternative option in any given tax year. Please refer to calculations completed on the previous page in order to complete the following information.

Option A - Year of Separation from Service Limitation
May be elected only in the year in which the employee separates from service.

1. $__________ = Amount on line 8 recalculated using only the last 10 years of service (Basic Exclusion Allowance).

2.   $__________ = Amount on line 14 (Dollar Limitation).

The Maximum Allowance Contribution is the lesser of 1 or 2.

Option B - Any Year Limitation
May be elected during any year.

1.   $__________ = Amount on line 8 (Basic Exclusion Allowance).

2.   $__________ = Amount on line 14 (Dollar Limitation).

3.   $__________ = Amount on line 9 plus $3,200.

Option C - Overall Limitation
May be elected in any year of service.

1.   $__________ = Amount on line 14 (Dollar Limitation).

2.   $__________ = Amount on line 9 (Maximum Annual Addition).

The Maximum Allowable Contribution is the lesser of 1 or 2.

A GREAT
TAX-SHELTERED PLAN
IS ONLY 5 STEPS AWAY!



A Tax-Sheltered Account 403(b)(7) is a great way to reduce tax burdens while investing in your future. To get started, just:

1.   Complete the Employee Adoption Agreement.

2.   Have your employer complete the Employer Adoption Agreement.

3. Complete the Salary Reduction form and keep it on file with your employer. (Note: Your company/organization may have its own Salary Reduction Form.)

4. Have your employer prepare one check for your TSA investment and establishment fee payable to the Phoenix Fund you have selected for investment. The establishment fee of $10.00 will be deducted from your initial contribution.

5. Mail the Employee Adoption Agreement, Employer Adoption Agreement, and check to:

                           Phoenix Equity Planning Corporation
                           Attn: TSA Department
                           100 Bright Meadow Boulevard
                           Enfield, CT 06082-1989

Phoenix Equity Planning Corporation
100 Bright Meadow Boulevard, Enfield, CT 06082-1989


{LOGO}                                 Phoenix Tax-Sheltered Mutual Fund Account
The PHOENIX(R)                                       EMPLOYEE ADOPTION AGREEMENT
--------------------------------------------------------------------------------
The Participant named below, by execution and acknowledgement of this Adoption Agreement, hereby applies for a Custodial Account pursuant to Section 403(b) (7) of the Internal Revenue Code and the Employer Adoption Agreement and agrees to the terms of the Phoenix Equity Planning Corporation Tax-Sheltered Mutual
Fund Plan.

================================================================================
1. PARTICIPANT INFORMATION
================================================================================
NAME OF PARTICIPANT                                    BIRTHDATE

--------------------------------------------------------------------------------
ADDRESS

--------------------------------------------------------------------------------
CITY           STATE          ZIP CODE                 SOCIAL SECURITY NUMBER

--------------------------------------------------------------------------------
PARTICIPANT AND/OR HIS/HER SPOUSE IS AFFILIATED IN ANY WAY WITH A FIRM ENGAGED IN THE SECURITIES INDUSTRY* *IF YES, PROVIDE NAME OF SECURITY FIRM

[ ] NO   [ ] YES
================================================================================
2. EMPLOYER INFORMATION
================================================================================
NAME
--------------------------------------------------------------------------------
ADDRESS               CITY                   STATE                    ZIP CODE
--------------------------------------------------------------------------------
Does employer have other active participants in this 403(b) plan? [ ] YES [ ] NO
================================================================================
3. CUSTODIAN INFORMATION
================================================================================
NAME

     State Street Bank and Trust Company
--------------------------------------------------------------------------------
ADDRESS

     Custody and Shareholders Services Division, P.O. Box 1912, Boston, MA 02105
--------------------------------------------------------------------------------
The Participant accepts the Plan as a Custodial Account treated as an annuity contract under Section 403(b) of the Code. The Participant (a) designates the following fund(s) as the investments to be purchased with contributions by the Employer under the Plan on behalf of the Participant, and (b) acknowledges receipt of the current prospectus(es) of the designated fund(s). (Elect one or more)
--------------------------------------------------------------------------------
FUND                INVESTMENT OBJECTIVES         INITIAL        SUBSEQUENT
                                               CONTRIBUTION     CONTRIBUTION
                                              ----------------------------------
                                                  WHOLE PERCENTAGES ONLY
================================================================================
Phoenix Series Fund
================================================================================
[ ] Balanced        REASONABLE INCOME,
                    LONG-TERM CAPITAL GROWTH      $                   %
--------------------------------------------------------------------------------
[ ] Convertible     INCOME WITH POTENTIAL FOR
                    CAPITAL APPRECIATION          $                   %
--------------------------------------------------------------------------------
[ ] Growth          LONG-TERM APPRECIATION
                    OF CAPITAL                    $                   %
--------------------------------------------------------------------------------
[ ] High Quality    INCOME AND THE APPRECIATION
    Bond            OF CAPITAL                    $                   %
--------------------------------------------------------------------------------
[ ] High Yield      HIGH CURRENT INCOME           $                   %
--------------------------------------------------------------------------------
[ ] Money Market    HIGH CURRENT INCOME
                    CONSISTENT WITH THE
                    PRESERVATION OF CAPITAL
                    AND THE MAINTENANCE
                    OF LIQUIDITY                  $                   %
--------------------------------------------------------------------------------
[ ] Stock           APPRECIATION OF CAPITAL
                    THROUGH THE USE OF
                    AGGRESSIVE INVESTMENT
                    TECHNIQUES                    $                   %
--------------------------------------------------------------------------------
[ ] U.S. Government HIGH LEVEL OF CURRENT INCOME
    Securities Fund CONSISTENT WITH SAFETY OF
                    PRINCIPAL                     $                   %
================================================================================
Phoenix Total       HIGHEST TOTAL RETURN
Return Fund, Inc.   CONSISTENT WITH REASONABLE
                    RISK                          $                   %
================================================================================

The Participant agrees to pay the following fees to the Custodian: (a) New Account fee: $10 (b) Annual Maintenance fee (per fund selected above): $15 (c) Distributions from the plan: Termination or Transfer out of the Phoenix Equity Planning Corp. TSA Agreement: $25. The new account fee will be deducted from the initial contribution. Custodian will collect Annual Maintenance fee during the first quarter of the year by: (a) liquidating sufficient shares from each Phoenix Fund Account, or, (b) billing you at your mailing address.

================================================================================
4. GENERAL PROVISIONS
================================================================================

The Participant agrees that the duties imposed by the PLAN or law on either the Custodian or PEPCO may be performed in full reliance upon the instructions and directions of the Participant to PEPCO and of PEPCO to the Custodian as provided in the Plan. The Custodian agrees to establish and maintain the Custodial Account for the benefit of the Participant in accordance with the provisions of the Plan and to accept contributions of cash thereto from the Employer.

The Participant represents that the Participant's participation in the Plan is completely voluntary and that the sole involvement of the Employer in the Plan is, without endorsement of the Plan, to permit registered representatives of securities dealers to publicize the Plan to the Participant and to perform its obligations under the Salary Reduction Agreement.

The Participant acknowledges that he or she has received and read a current prospectus relating to the Investment Company Shares in which he or she has directed investments. The Participant acknowledges that he or she has received and read a copy of the Phoenix Custodial Agreement. The Participant designates the Beneficiaries and elects the method of distribution.

                          (Continued on Reverse Side)



PEP 429 C 6-89

The Participant understands that he or she is responsible for computing the annual maximum salary reduction amounts on his or her behalf and agrees to indemnify PEPCO and State Street Bank and Trust Company, Custodian, for any act done or omitted to be done in good faith reliance on information provided by or at the direction of the Participant, the Participant's Beneficiary(ies), or the legal representative of the Participant or Participant's Beneficiary(ies). The Participant also certifies, under penalty of perjury, that the Taxpayer Identification Number is true, correct, and complete.

The Participant is responsible for determining the tax effect of the Salary Reduction Agreement, including determining that the salary reduction does not exceed the amount to be contributed in that year in accordance with the provisions of Section 415 or the "exclusion allowance" as determined in accordance with the provisions of Code Section 403(b)(2) (as modified by Code Sections 415(a)(2) and 457(c)(2)) and the limit on excess deferrals in Code
Section 402(g).
================================================================================
5. TELEPHONE EXCHANGE [ ] Yes [ ] No
================================================================================
Telephone exchanges are subject to the terms of the Prospectus. If the shareholder checks the "yes" box, telephone exchange orders will be accepted from the shareholder and may be accepted from PEPCO and from the shareholder's broker/dealer. By signing this New Account Application, the shareholder agrees that the Phoenix Series Fund, Phoenix Total Return Fund, Inc., the Transfer Agent, and PEPCO will not be liable for any loss, injury or damage incurred as a result of acting upon, and neither will they be responsible for the authenticity of any telephone instructions, other than those instructions delivered by PEPCO. If the shareholder checks the "no" box, only the shareholder may authorize an exchange, by writing to State Street Bank and Trust Company according to the terms of the Prospectus. If the shareholder does not check either the "yes" or "no" box, it will be assumed that the shareholder is NOT electing the Telephone Exchange Privilege.
================================================================================
6. DESIGNATION OF BENEFICIARY
================================================================================
PRIMARY BENEFICIARY: The Participant hereby designates the following named individual(s) as Primary Beneficiary(ies) to receive all amounts payable from his or her Custodial Account by reason of his or her death and hereby revokes any and all prior beneficiary designations heretofore made and filed with the Custodian.

----------------------------------------------------------------------------------------------------------------------
1. FULL LEGAL NAME (Last, first, middle)     SOCIAL SECURITY NUMBER   DATE OF BIRTH       RELATIONSHIP TO PARTICIPANT

----------------------------------------------------------------------------------------------------------------------
COMPLETE ADDRESS (Number, street, city, state & zip code)

----------------------------------------------------------------------------------------------------------------------
2. FULL LEGAL NAME (Last, first, middle)     SOCIAL SECURITY NUMBER   DATE OF BIRTH       RELATIONSHIP TO PARTICIPANT

----------------------------------------------------------------------------------------------------------------------
COMPLETE ADDRESS (Number, street, city, state & zip code)

======================================================================================================================
CONTINGENT BENEFICIARY
In the event the Primary Beneficiary(ies) does/do not survive the Participant, the Participant hereby designates the following as Contingent Beneficiary(ies) of all such amounts:
----------------------------------------------------------------------------------------------------------------------
1. FULL LEGAL NAME (Last, first, middle)     SOCIAL SECURITY NUMBER   DATE OF BIRTH       RELATIONSHIP

----------------------------------------------------------------------------------------------------------------------
COMPLETE ADDRESS (Number, street, city, state & zip code)

---------------------------------------------------------------------------------------------------------------------
2. FULL LEGAL NAME (Last, first, middle)     SOCIAL SECURITY NUMBER   DATE OF BIRTH       RELATIONSHIP

----------------------------------------------------------------------------------------------------------------------
COMPLETE ADDRESS (Number, street, city, state & zip code)

======================================================================================================================
7. SIGNATURES
======================================================================================================================
PARTICIPANT'S SIGNATURE                                                                   DATE


================================================================================
8. FOR DEALER USE ONLY
================================================================================
REPRESENTATIVE CODE NUMBER AND NAME (Please print)  REPRESENTATIVE SIGNATURE
                                                    X

--------------------------------------------------------------------------------
DEALER NAME IN FULL (Please print)                  BRANCH MANAGER'S SIGNATURE
                                                    X

--------------------------------------------------------------------------------
BRANCH CODE AND BRANCH ADDRESS                      AUTHORIZED DEALER SIGNATURE
                                                    X

--------------------------------------------------------------------------------
AREA CODE AND TELEPHONE NUMBER                      PHOENIX EQUITY PLANNING
                                                    CORPORATION
(     )     -                                       X
--------------------------------------------------------------------------------
State Street Bank and Trust Company shall become a party hereto upon mailing to the Participant a document acknowledging its receipt of the Agreement and confirming its acceptance thereof.

Phoenix Equity Planning Corporation
100 Bright Meadow Boulevard, Enfield, CT 06082-1989


                                                                     The Phoenix
[LOGO]                                         Tax-Sheltered Mutual Fund Account
The PHOENIX(R)                                       EMPLOYER ADOPTION AGREEMENT


The Employer hereby adopts the Phoenix Equity Planning Corporation Tax-Sheltered Mutual Fund Plan (the "Plan"), appoints State Street Bank and Trust Company to act as Custodian under the Plan, delegates certain duties under the Plan to Phoenix Equity Planning Corporation and agrees to abide by the provisions of the plan. The employer represents that it is an organization described in Section 403(b)(1)(a) of the Code and that its only responsibilities with respect to this plan are to make salary reductions in accordance with agreements with the Participants and to transfer such salary reduction contributions to the Custodian.

The Employer agrees to make all contributions in accordance with the terms of an executed Salary Reduction Agreement between Employer and each Participant.

The Employer represents that the Participant's participation in the Plan is completely voluntary.

Employer hereby represents and warrants that its Tax Shelter Account plans under 403(b) of the Code are and will be administered in conformity with a reasonable and good faith interpretation of the non-discrimination rules under Section 403(b)(12) of the Code.

Name of Employer:                                    Accepted by State Street
                                                     Bank and Trust Company

____________________________________________         By:_________________________________________

By:_________________________________________         Title:______________________________________

Title:______________________________________         Date:_______________________________________

Date:_______________________________________         Accepted by Phoenix Equity
                                                     Planning Corporation
Address:

Street______________________________________         By:_________________________________________

City________________________________________         Title:______________________________________

State ___________________  Zip _____________         Date:_______________________________________

Telephone: (       )
           _________________________________

*The Employer is required to sign this Agreement only if the Employer does not already have a signed 403(b) Agreement with Phoenix.



PEP 429 D (6-89)

Phoenix Equity Planning Corporation
100 Bright Meadow Boulevard, Enfield, CT 06082-1989


                                                                     The Phoenix
[LOGO]                                         Tax-Sheltered Mutual Fund Account
The PHOENIX(R)                                        SALARY REDUCTION AGREEMENT


This Salary Reduction Agreement is entered into by the Employer and the Participant to provide the source for contributions made on behalf of the Participant under the Phoenix Equity Planning Corporation Tax-Sheltered Mutual Fund Plan, which is incorporated herein by reference.

1. The Employer and the Participant hereby agree that, with respect to services to be rendered hereafter by the Participant, the Participant's salary for such services shall be reduced by the amount of _________% or $_________ per year commencing with the pay due on

     _______________, 19 _____. The Employer agrees to forward the amount of such reduction in compensation of the Custodian for investment in the Participant's Account.

2. The rights of the Participant in the Account under the Plan shall be nonforfeitable at all times.

3. This Salary Reduction Agreement shall continue indefinitely until amended or terminated, provided that no more than one such agreement may be made in any taxable year of the Employee. The Employer and the Participant may amend or terminate this agreement by thirty (30) days written notice. This agreement will automatically terminate upon the termination of the Plan or the termination of the Participant's employment by the Employer.

4. The Participant is responsible for determining the tax effect of this Salary Reduction Agreement, including determining that the salary reduction in Paragraph 1 does not exceed the amount permitted to be contributed in that year in accordance with the provisions of Section 415 or the "exclusion allowance" as determined in accordance with the provisions of Code Section 403(b)(2) (as modified by Code Sections 415(a)(2) and 457(c)(2)) and the limit on excess deferrals in Code Section 402(g). The Employer will provide to the Participant, upon request, any available information from the Employer's records which is necessary to enable the Participant to make these tax determinations.

The parties have signed this Salary Reduction Agreement this ___________ day of

____________________, 19 _____.

Employer:__________________________       Participant:_________________________

By:________________________________

Title:_____________________________



PEP 429 A (6-89)

INSTRUCTIONS FOR TSA TRANSFERS



Complete the following forms and submit them to:
Phoenix Equity Planning Corporation, 100 Bright Meadow Boulevard,
Enfield, CT 06082-1989:

1) Tax-Sheltered Mutual Fund Account Employee Adoption Agreement

2) Tax-Sheltered Mutual Fund Account Transfer Agreement

Upon our receipt of the appropriate paperwork, an account will be established. The Transfer Agreement Form will be sent to the existing issuer or custodian (Transferor Company) after obtaining State Street Bank and Trust Company's acceptance.

The Transferor Company should then mail the proceeds from your existing TSA account/annuity to Phoenix Equity Planning Corporation for investment in your Tax-Sheltered Mutual Fund Account.

Please direct any questions to our Shareholder Service Department by calling toll-free 1-800-243-1574.

Phoenix Equity Planning Corporation
100 Bright Meadow Boulevard, Enfield, CT 06082-1989

                                                                     The Phoenix
[LOGO]                                         Tax-Sheltered Mutual Fund Account
The PHOENIX(R)                                                TRANSFER AGREEMENT

TRANSFEROR COMPANY (existing issuer or custodian)

-----------------------------------------------
NAME

-----------------------------------------------
STREET
                                                    (     )
-----------------------------------------------     ----------------------------
CITY          STATE                 ZIP             PHONE NUMBER OF EXISTING
                                                    CUSTODIAN/ISSUER

The Parties hereto do hereby agree as follows:

Said annuity/account is more specifically described as follows:
Policy/Account/Contract/Certificate Number:

#_______________________________________________________________________________

The Employee hereby requests that all or $__________ from the proceeds of the above-described annuity/account be transferred from the Transferor Company to State Bank and Trust Company for investment in an individual custodial account pursuant to Section 403(b)(7) of the Code and intends such transfer to be a non-taxable transfer.

The Employee does hereby surrender the above-described to the Transferor Company and directs that such Transferor Company forward the proceeds therefrom to State Street Bank and Trust Company for Employee's benefit as hereinafter provided.

Upon execution of this Agreement by the Employee and the State Street Bank and Trust Company, this Agreement shall become binding and irrevocable. No distribution shall be made until after the execution of this Agreement by the Employee.

Any amounts may be payable directly from the Transferor Company to the order of Phoenix Equity Planning Corporation in accordance with the instructions below.

Employee Signature:__________________________________

Employee Name:_______________________________________
                           PLEASE PRINT

Employee Address:____________________________________

                 ____________________________________


NOTE: Your existing custodian may require a signature guarantee. Please check with them for requirements.
--------------------------------------------------------------------------------
SIGNATURE GUARANTEE BY:                     NAME OF BANK OR FIRM

                                           -------------------------------------
                                            SIGNATURE OF OFFICER & TITLE

================================================================================
FOR CUSTODIAN USE ONLY
================================================================================
ACCEPTANCE BY NEW CUSTODIAN (to be completed by State Street Bank and Trust Company) We agree to accept custodianship and the transfer described above for the Distributors 403(b) Plan established on behalf of the above named individual. State Street Bank and Trust Company accepts its appointment as successor custodian of the above 403(b) account and requests the liquidation and transfer of assets indicated above. FORMER CUSTODIAN: Please mail the proceeds made payable to PHOENIX SERIES FUND, and/or PHOENIX TOTAL RETURN FUND, INC. to:

                            PHOENIX EQUITY PLANNING CORPORATION
                            Attn: Transfer of Assets
                            Acct. No: __________________________________
                            100 Bright Meadow Boulevard
                            Enfield, CT 06082-1989

--------------------------------------------------------------------------------
                                        BY: (CUSTODIAN)                 DATE
STATE STREET BANK AND TRUST COMPANY
--------------------------------------------------------------------------------


PEP 429 B (6-89)

                                                                         PHOENIX
                                                                   TAX-SHELTERED
                                                                         ACCOUNT
                                                                      403 (b)(7)


                                                                       TERMS AND
                                                                      CONDITIONS

The Phoenix Equity Planning Corporation's Tax-Sheltered Mutual Fund Plan will be established for the exclusive benefit of the Participant and his or her Beneficiaries upon the execution of the Employee Adoption Agreement and the Salary Reduction Agreement. The Plan is intended to satisfy the requirements of Code Sections 403(b)(7) and 401(f)(2). The parties to the Plan are PEPCO, the Participant, the Employer and the Custodian.

The Custodian will accept contributions made by the Employer on behalf of the Participant for investment in the funds elected in the Employee Adoption Agreement to provide retirement benefits for the Participant. The Custodial Account shall be subject to the terms and conditions of the Plan. The State Street Bank and Trust Company shall serve as the Plan's Custodian.

Article I--Definitions

As used in the Plan, the following terms shall have the following meaning unless a different meaning is clearly required by the context:

1.01 Account or "Custodial Account" means the separate investment account established for the Participant in accordance with Section 2.01 of this Plan.

1.02 Agreement or "Custodial Agreement" means the Plan, including the Employer Adoption Agreement, the Employee Adoption Agreement and the Salary Reduction Agreement, as may be amended from time to time.

1.03 Beneficiary means a person designated in writing by a Participant to receive any benefit then vested under the Plan in the event of such Participant's death.

1.04 PEPCO means Phoenix Equity Planning Corporation, a Connecticut corporation, a wholly owned subsidiary of Phoenix Mutual Life Insurance Company.

1.05  Code means the Internal Revenue Code of 1986, as amended.

1.06 Custodian means the State Street Bank and Trust Company and any successor thereto under Section 6.05 hereof.

1.07 Disability means the inability of a Participant to engage in any substantial gainful activity by reason of physical or mental impairment which can be expected to result in death or to be of long continued and indefinite duration as determined independently by a duly licensed physician; or such other definition as defined in Section 72(m) of the Code, should such Section be amended in the future.

1.08 Employer means the signatory corporation or organization, as the case may be, which is either (a) an educational institution or system described in
      Section 170(b)(1)(A)(ii) of the Code, or (b) a tax-exempt organization described in Section 501(c)(3) of the Code which is exempt from tax under
      Section 501(a) thereof, and any like successor to either which in writing elects with the written acceptance of the Custodian to continue the Plan.

1.09 Financial Hardship means a financial need of the Participant resulting from (i) purchase of principal residence; (ii) threat of eviction from a foreclosure on a principal residence; (iii) tuition for higher education for participant or dependent; and (iv) substantial uninsured medical expenses for participant or dependent.

1.10 Investment Company Shares means the shares of the Phoenix Funds, open-ended, regulated investment companies within the meaning of Section 851(a) of the Code, whose shares may be purchased through PEPCO.

1.11 Participant means any employee of the Employer who executes the Agreement and who executes a Salary Reduction Agreement with the Employer which directs the Employer to contribute a specified contribution of salary to the Plan.

1.12 Plan means the Phoenix Equity Planning Corporation Tax-Sheltered Mutual Fund Plan, as amended from time to time.

1.13 Salary Reduction Agreement means a written agreement between the Employer and the Employee whereby the Employee irrevocably agrees to reduce salary (or to forego an increase in salary) with respect to amounts earned after the effective date of the Agreement, and whereby the Employer agrees to contribute the amount of salary reduced or foregone by the Employee to the Custodial Account. The Salary Reduction Agreement may be terminated at any time either by the Employer or Employee with respect to amounts not yet earned by the Employee; provided that no more than one Agreement for salary reduction may be made within any taxable calendar year of the Employee.


Article II--Contributions

2.01 Custodial Account: The Custodian shall establish a Custodial Account which satisfies the requirements of Code 401(f)(2), and which shall receive all contributions made by the Employer on behalf of the Participant.

2.02 Employer Contributions: The Employer shall make contributions under the Plan on behalf of the Participant in accordance with the Salary Reduction Agreement that has been entered into with the Participant. However, contributions made during a Participant's taxable year by the Employer, as computed by the Employer or the Participant, shall not exceed an amount equal to the lesser of the amount permitted to be contributed in that year in accordance with the provisions of Section 415 of the Code or the Participant's exclusion allowance as determined for that year in accordance with the provisions of Section 403(b)(2) of the Code, as modified by Section 414(a)(2) and 457(c)(2). If an excess contribution exists with respect to a Participant's Account for any taxable year within the meaning of Code Section 4973 (c), the Participant may notify the Custodian through PEPCO in writing of the amount of such excess and request a refund of such amount. Upon receiving such written notification, the Custodian shall redeem sufficient Investment Company Shares to refund the amount of such excess contribution to the Participant, plus the net income to the Account on such excess contribution. Neither the Custodian, PEPCO, nor any agent thereof shall have any duty to determine whether an excess contribution has been made on behalf of a Participant to the Plan.

2.03 Transfer to the Custodial Account: At the written direction of the Participant through PEPCO, the Custodian shall accept as a contribution on behalf of the Participant:

      (a) The amount of the Participant's interest in any other custodial account maintained for the benefit of the Participant in accordance with the provisions of Section 403(b)(7) of the Code which is transferred directly to it in cash by the Custodian of the custodial account;

      (b) the amount, or portion thereof, of the Participant's interest in any other custodial account maintained for the benefit of the Participant or of the proceeds from an annuity contract for the benefit of the Participant in accordance with the provisions of
            Section 403(b) of the Code which is transferred to it in cash by or on behalf of the Participant if the Custodian and PEPCO receive adequate assurance that such transfer either constitutes a tax-free transfer or a rollover contribution as described in Section 403(b)(8) or 408(d)(3) of the Code.

2.04 Transfers from the Custodial Account: At the written direction of the Participant through PEPCO, the Custodian shall transfer, in cash, the balance in the Participant's Custodial Account less the amount of any taxes, charges or other expenses then chargeable thereto to:

      (a) the Custodian of any other Custodial Account maintained for the benefit of the Participant in accordance with the provisions of Sections 403(b)(7) of the Code; or

      (b) the insurance company designated by the Participant for the purchase, for the benefit of the Participant, of an annuity contract described in Section 403(b) of the Code, if the transfer meets the requirements for a tax-free transfer. Any determination as to whether the transfer is a tax-free transfer shall be made by the Participant upon the advice of his or her tax counsel.


Article III--Investment of Contributions

3.01 Contributions: All contributions under the Plan shall be credited to the Participant's Account and shall be used to purchase full and fractional Investment Company Shares specified by the Participant in the Employee Adoption Agreement. The execution of the Employee Adoption Agreement shall be deemed the Participant's acknowledgement of receipt of the current prospectus relating to the Investment Company Shares in which he or she has directed investment. With each contribution, the Employer shall notify the Custodian of the name of each Participant on whose behalf a contribution is made and the amount to be credited to each Participant's Account. The usual sales and service charges described in the prospectus concerning the acquisition and accumulation of such shares shall be charged to the Participant's Account.

3.02 Reinvestment: All dividends and capital gain distributions received on particular Investment Company Shares held in a Participant's Account shall be reinvested in full and fractional shares of the same investment company and shall be credited to that Participant's Account. If such dividends or distributions may be received in additional shares or in cash or other property, the Custodian shall elect to receive the same in additional shares.

3.03 Vesting: Each Participant's interest in the Account attributable to contributions on his or her behalf, together with earnings credited thereto shall be at all times fully vested and nonforfeitable.

3.04 Investment Direction: The investment instructions specified in the Employee Adoption Agreement shall be followed by the Custodian until such instructions are modified by the Participant in writing, or in such other form approved by the Custodian. If either PEPCO or the Custodian finds any investment instructions of the Participant to be incomplete, conflicting or otherwise unacceptable, it may return the same to the Participant for clarification, and until clarification or further instructions acceptable to PEPCO and the Custodian are received, any Employer contribution which was uninvested due to such unacceptable instructions may be invested in accordance with the Participant's last previous written instructions with respect to investment of contributions.

3.05 Exchanges: The Participant, by a suitable writing or such other method approved by the Custodian, may at any time direct the Custodian to exchange all or any portion of the Investment Company Shares held in the Participant's Custodial Account for other Investment Company Shares if such exchange is permitted by the current prospectus relating to the Investment Company Shares involved in the transaction, and such direction shall be deemed the Participant's acknowledgement of receipt of the current prospectus relating to the Investment Company Shares in which he or she has directed investment.

3.06 Ownership of Investment Company Shares: Title in all Investment Company Shares purchased under the Plan shall be registered in the name of the Custodian (or its nominee) as custodian for the account of the Participant. The Custodian shall cause PEPCO to forward all proxy and other materials that relate to the Investment Company Shares held in the Custodial Account to the Participant and shall follow the Participant's written instructions with respect to voting shares. If instructions of the Participant are not received, the shares shall not be voted.


Article IV- Payment of Benefits

4.01  General:

      (a) Subject to the restrictions on distributions from ORP Accounts described in Section 4.11, distribution of the assets in an Account may be made to the Participant on account of one of the following:

            1.    the Participant has attained age 59-1/2 as described in
                  Section 4.02 below;

            2. the Participant retires early as described in Section 4.03 below;

            3. the Participant has separated from service with the Employer as described in Section 4.04 below;

            4.    the Participant has become disabled as described in Section
                  4.05 below; or

            5.    the Participant encounters financial hardship as described in
                  Section 4.06 below.

      (b) The Participant may elect a form of distribution from among the following alternatives:

            i.    a single sum, in cash or kind.

            ii. equal or substantially equal monthly, quarterly or annual installments over the life of the Participant or over the lives of the Participant and designated Beneficiary, or a period certain not to exceed the life expectancy of such participant or the joint and last survivor life expectancy of such Participant and Beneficiary.

            iii. an immediate or deferred annuity contract purchased by the Custodian, which provides for payments over the life of the Participant or, if Participant so elects, for payments over the lives of the Participant and the Participant's Beneficiary.

4.02 Age 59-1/2: Distribution shall be made on the Participant's written application at anytime after a Participant has attained the age of 59-1/2 years.

4.03 Early Retirement: Distribution shall be made on the Participant's written application if the Participant retires (with separation from service with the Employer) under either the early or normal retirement provisions, under any other retirement plan maintained by the Employer, and the Participant has attained the age of 55 years at the time of such early or normal retirement.

4.04 Separation from Service: Distribution shall be made on the Participant's written application at any time after a Participant has separated from service with the Employer provided, however, any such distribution shall be made only under paragraph 4.01(b) ii above.

4.05 Disability: Distribution on account of disability shall be made on the Participant's written application for such distribution accompanied by a physician's statement certifying that the Participant is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.

4.06 Financial Hardship: Before the Custodian may make a Distribution for a Financial Hardship, the Custodian must receive a written certification from an independent person (or persons) certifying the existence of, and the amount necessary to satisfy the Financial Hardship. The Custodian may not distribute more than an amount required to meet the immediate financial need created by the Financial Hardship and not reasonably available from other resources of the participant. The independent person must determine the existence of the Financial Hardship in accordance with uniform and nondiscriminatory standards, and such independent person must not be the Participant, the Custodian, an employee or director of a regulated investment company, or any person who would be a disqualified person under Code Section 4975 if the Custodian Account was a qualified plan under Code Section 401(a). Distributions on account of Financial Hardship after December 31, 1988 shall only be made from contributions made, and not from earnings thereon, pursuant to a Salary Reduction Agreement. Contributions on behalf of a Participant shall be suspended for the twelve month period following the Distribution for Financial Hardship. Any contributions after the suspension shall be limited during the subsequent twelve month period to the amount of contributions made during the taxable year in which the Distribution was made.

4.07  Minimum Required Distributions:

      (a) A Participant's entire remaining interest in the Account will be distributed to the Participant no later than the required beginning date or, if elected by Participant in a written application, will be distributed beginning not later than such date in substantially equal monthly, quarterly, or annual installments over a period certain not extending beyond the life expectancy of such Participant and a designated Beneficiary. If such designated Beneficiary is anyone other than the spouse of the Participant, then the amount of any such periodic distribution will be in a sufficient amount so that the Participant will be actuarially expected to receive more than one-half of the payments in his lifetime.

      (b) The phrase "required beginning date" as used herein shall mean the April 1 following the calendar year in which the Participant attains age 70-1/2 years.

4.08  Death:

      (a) In the event of the Participant's death, distribution of assets in the Participant's Account shall be made to his designated Beneficiary or Beneficiaries. If there is no valid beneficiary designation in effect at the time of the Participant's death, such distribution shall be made to his spouse, if living, otherwise to his estate. Any such distribution shall only be made on the written application of the party entitled thereto and submission of evidence satisfactory to the Custodian of the Participant's death.

      (b) If distribution of the Participant's Account(s) has begun in accordance with Section 4.07 above and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used under Section 4.07 as of the date of his death.

      (c) If a Participant dies before the distribution of his Account has begun in accordance with Section 4.07, then the distribution of the Participant's Account shall be made to his Beneficiary within (5) years of his death, except if:

            (1) the distribution is to be made to a designated Beneficiary and such benefit is to be paid over a period not extending beyond the life expectancy of such Beneficiary and such distribution begins not later than 1 year after the date of the Partici-pant's death (or such later date as regulations may permit); or

            (2) the designated Beneficiary is the surviving spouse of the Participant and distribution is to be made over a period not extending beyond the life expectancy of such spouse and such distribution commences no later than that date on which the Participant would have attained age 70-1/2; then distribution may be made in accordance with paragraph (1) or (2) above, whichever is applicable.

      (d) The Participant may designate and change his Beneficiary or Beneficiaries under this Agreement on a form provided by the Custodian or otherwise acceptable to the Custodian for such purpose. All elections with respect to the mode of distribution of the Custodial Account on the death of the Participant may be made by the Participant, or, in the absence of an irrevocable election by the Participant, by his Beneficiary. The designation of beneficiary form shall not become effective until it is filed with the Custodian. The last designation filed with the Custodian shall be controlling, and whether or not it fully disposes the Custodial Account, shall revoke all such other designation previously filed by the Participant. Each such executed designation is specifically incorporated herein by reference and shall be construed, enforced, and administered according to the laws of the Commonwealth of Massachusetts.

4.09 Methods of Payment: Payments may be made in cash or shares or a combination thereof as may be directed by the Participant, provided, however, that any payments made on account of financial hardship shall be in cash, and any periodic payments to be made by the Custodian shall be in cash unless the Custodian otherwise agrees to make such periodic payments in shares.

4.10 Written Application: The Custodian shall not have any responsibility to make distributions other than upon the Participant's written application for such benefits and providing such information as the Custodian may require. Any written application shall be on a form provided by the Custodian or in such other manner as may be acceptable to the Custodian. The Custodian shall not, however, be responsible for complying with a written document which does not appear on its face to be genuine, and assumes no duty of further inquiry.

4.11 Reductions on Distributions from ORP Accounts: Notwithstanding anything herein to the contrary, except as may be required under Section 4.12 in accordance with the requirements of the Code Sections 403(b)(10) and 401(a)(9), distributions are to be made from ORP Accounts only if the Participant terminated participation in the Optional Retirement Program as provided in Section 36, 105, Title 110B, Vernon's Texas Civil Statutes, by reason of his death, retirement or termination of employment and such dis-tributions from the ORP Accounts shall only be made upon the written authorization of the Employer.

4.12 Assignment of Benefits: The Custodial Account and/or the benefits payable to the Participant, a spouse or a Beneficiary are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned or alienated or encumbered.

Article V--Amendment and Termination

5.01 Plan Termination: The Plan may be terminated at any time by a written notice to the Custodian and PEPCO, signed by the Participant and the Employer, and specifying the date of the Plan's termination. However, the Plan may be continued by a successor Employer described in Section 1.08 of the Plan that executes an Adoption Agreement to the Plan, together with the Participant and PEPCO. Upon termination of the Plan, the Participant's Account shall be distributed in accordance with the Provisions of Article IV hereof.

5.02 Plan Amendment: The Plan may be amended at any time by delivering to the Custodian and PEPCO a written copy of such modification or amendment, signed by the Employer, provided, however, that:

      (a) No modification or amendment shall cause or permit any part of the assets in the Participant's Account to be diverted to purposes other than for the exclusive benefit of the Participant or his or her Beneficiary or as would cause or permit any portion of such assets to revert to, or become the property of, the Employer; and

      (b) No retroactive modification or amendment shall deprive the Participant or his or her Beneficiary of any benefit to which the Participant was entitled under the Plan by reason of contributions made prior to the effective date of modification or amendment, unless such modification or amendment is necessary to conform the Plan to, or satisfy the conditions of, any law, governmental regulation or filing, and to permit the Plan to meet the requirements of Section 403(b)(7) of the Internal Revenue Code or any similar statute enacted in lieu thereof.

      (c) No modification or amendment shall take effect without the prior written approval of PEPCO and the Custodian (but such consent shall not be construed as approval of the sufficiency of any such modification or amendment).

5.03 Amendment Delegation: The Employer hereby delegates to PEPCO the power to amend the Plan in any respect at any time (including retroactive amendment) by submitting a copy of the amendment to the Employer in order to meet the requirements of Section 403(b)(7) of the Code or obtain a ruling or determination from the Internal Revenue Service that the Plan, as so amended, meets said requirements. Employer shall be deemed to have consented to any such amendment. However, no such amendment shall deprive any Participant or his or her Beneficiary of any benefit to which the same was entitled by reason of contributions made prior thereto or permit Plan assets to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries or to revert to or become the property of the Employer.

Article VI--Custodian

6.01 Powers of Custodian: The Custodian shall have all powers necessary for the performance of its duties, including the ability to delegate the performance of any of its administrative duties. The Custodian shall hold the contributions received by it subject to the terms of the Plan and the purposes herein set forth and the Custodian shall be responsible only for such assets as shall actually be received by it hereunder. The Custodian is by the terms of the Plan subject to directions of the Participant, in writing or in such other form approved by the Custodian, in the investment, distribution, transfer and exchange of assets held in custody in the name of Custodian on behalf of the Participant and his or her Beneficiaries. The Custodian shall not be liable for following such instructions, nor shall the Custodian be liable for its actions or failure to act due to the absence of such instructions. Furthermore, the Custodian may conclusively rely upon and shall be protected in acting upon any written from the Employer, the Participant or their legal representatives or any other notice, request, consent certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and, so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon.

6.02 Maintenance of Records: The Custodian shall maintain such records with respect to the Participant as may be necessary for the proper administration of the Custodial Account. The Custodian shall file annually an accounting with the Participant after the close of each calendar year and shall file such information as shall be required of it by the Secretary of the Treasury. Upon the expiration of sixty (60) days after such a report is rendered, the Custodian and PEPCO shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect as to any such acts or transactions as to which the Participant shall have filed written objections with the Custodian or PEPCO within such sixty-day period.

6.03 Fees, Taxes, and Expenses: Each Participant shall pay the Custodian fees in accordance with the fee schedule set forth in the Employee Adoption Agreement with respect to the Participant's Account. Upon thirty (30) days prior written notice, the Custodian may substitute a fee schedule differing from the schedule in said Adoption Agreement. Except as otherwise agreed, the Custodian shall not make any charge in addition to its agreed fees for services rendered by any of its officers or employees in the performance of its duties hereunder. The Custodian's fees, any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian, may be charged to the Participant's Account, with the right to liquidate Investment Company Shares for this purpose, or (at the Custodian's option) charged to the Participant.

6.04 Resignation or Removal of Custodian: The Custodian may resign at any time upon sixty (60) days notice in writing to PEPCO, the Employer and the Participant and may be removed by PEPCO at any time upon sixty (60) days notice in writing to the Custodian. Upon such resignation or removal, PEPCO shall appoint a Successor Custodian to serve under the Plan. Upon receipt by the Custodian of written acceptance of such appointment by the Successor Custodian, the Custodian shall transfer to such Successor the assets of the Participant's Accounts and all necessary records (or copies thereof) pertaining thereto, provided that (at the Custodian's request) any Successor Custodian shall agree not to dispose of any records without the Custodian's consent. The Custodian is authorized, however, to reserve such a portion of such assets as it may deem advisable for payment of all its fees, compensation, costs and expenses or for the payment of any other liabilities constituting a charge on or against the Custodian with any balance of such reserve remaining after the payment of all such items to be paid over to the Successor Custodian. If within one hundred twenty
      (120) days after the Custodian's resignation or removal, PEPCO has not appointed a Successor Custodian who has accepted such appointment, this Plan shall terminate and all assets in the Participant's Accounts shall be distributed in accordance with the provisions of Article IV hereof.

6.05 Successor Custodian: A Successor Custodian appointed to serve under this Plan must be a bank as defined in Code Section 401(d)(1) or such other person who qualifies under Section 401(f)(2) of the Code and satisfies the Custodian, upon request, as to such qualification. After the Custodian has transferred the assets of the Participant's Accounts (including any reserve balance as contemplated above) to the Successor Custodian, the Custodian shall be relieved of all further responsibility with respect to the Plan, the Custodial Account, and the assets thereof, and the Custodian shall not be liable for the acts or omissions of such successor.


Article VII-Miscellaneous

7.01 Action by Parties to Plan: The Parties to the Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and to execute any and all documents and papers which may be necessary or desirable for the carrying out of the Plan or any of its provisions. The Plan shall be binding upon the heirs, executors, administrators, successors and assignees of any and all parties hereto and Participants hereunder whether present or future.

7.02 Rights Reserved by Employer: The Plan shall not be construed as creating and modifying any contract of employment between the Employer and the Participant.

7.03 Limitation of Liability: An investment company whose shares are issued in connection with the Plan shall not be considered to be a party to the Plan and shall be fully protected in presuming that the Custodian is as shown on the latest notification received at its principal office, and shall be protected in acting in accordance with any written direction of the Custodian and shall have no duty to see to the application of funds paid by it to the Custodian. Neither such investment company nor PEPCO shall be responsible for the propriety of contributions or distributions made under the Plan.

7.04 Failure to Qualify Plan: The Plan is established and created with the intent that it shall meet the terms of Section 403(b)(7) of the Code; however, if it is determined by the Internal Revenue Service that the Plan does not initially and cannot be amended retroactively to qualify under
      Section 403(b)(7) of the Code, all assets acquired with contributions hereunder together with income earned thereon (less reasonable expenses and agreed Custodian fees) shall be distributed to the Participant and the Plan shall be considered to be rescinded and of no force and effect. If the Plan, after initially meeting such terms shall fail to do so, the Plan shall be terminated and the assets held hereunder shall be disposed of in accordance with the Section 5.01 hereof within thirty (30) days following the Custodian's receipt of notice of such failure from the Employer or the Participant.

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7.05  This Agreement is an amendment to, and restatement of, any prior agreement entitled Phoenix Equity Planning Corporation Tax-Sheltered Mutual Fund
      Plan as existing on January 1, 1987 under which State Street Bank and
      Trust Company served as Custodian for contributions contributed by the Employer to a Custodial Account established for the benefit of the Participant under Code Section 403(b)(7) for investment in the Phoenix Funds. Said Amendment and restatement is effective retroactive to January 1, 1987.

7.06 Governing Law: The Plan shall be construed and administered in accordance with the laws of the Commonwealth of Massachusetts, provided no provision shall be construed to conflict with any provision of Federal law.


Article VIII--Administration

8.01 Instructions: All instructions, notices, forms and remittances received by PEPCO from the Participant shall be forwarded to the Custodian.

8.02 Performance: Custodian and PEPCO shall be agents for the Participant to perform the duties conferred on each of them, respectively, hereunder as directed by Participant. The parties do not intend to confer any fiduciary duties on the Custodian or PEPCO, and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the deductibility of any contribution or the propriety of any contributions under this Agreement, or the purpose or propriety of any distribution ordered in accordance with Article IV, which matters are the responsibility of Participant and Participant's Beneficiary.

8.03 Indemnification: Participant shall always fully indemnify PEPCO and Custodian and save PEPCO and Custodian harmless from any and all liability whatsoever which may arise either in connection with this Agreement and matters which it contemplates, except that which arises due to PEPCO's or Custodian's negligence or willful misconduct, or with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefore which is in full compliance with Article IV. Neither PEPCO nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters as may arise therefrom unless agreed upon by that party and Participant, and unless fully indemnified for so doing to that party's satisfaction.

8.04 Duties: The Custodian and PEPCO shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement; neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.